KBS TECHNOLOGIES, INC.
                   OFFICER/DIRECTOR INDEMNIFICATION AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into and effective this 11th day of February, 2000, by and between KBS TECHNOLOGIES, INC., an Oklahoma KBS ("KBS"), and Kipp Slicker ("Indemnified Party").

         WHEREAS, the Board of Directors has determined that it is in the best interest of the KBS and its shareholders to agree to indemnify Indemnified Party (who is a Director and/or Officer of KBS) from and against certain liabilities for actions taken by the Indemnified Party during the performance of tasks for KBS.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.  Indemnification.  KBS hereby  agrees to indemnify and hold harmless
Indemnified Party to the maximum extent possible under all applicable laws against any and all claims, demands, debts, duties, liabilities, judgments, fines and amounts paid in settlement and expenses (including attorneys' fees and expenses) actually and reasonably incurred by Indemnified Party in connection with the investigation, defense, negotiation and settlement of any such claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of KBS) to which Indemnified Party is or becomes a party, or is threatened to be made a party, by reason of the fact that Indemnified Party is an officer or a director of KBS or any of its subsidiaries.

         2. Limitations on Indemnity. No indemnity pursuant to this Agreement shall be made by KBS:

                  (a) For the amount of such losses for which the Indemnified Party is indemnified pursuant to any insurance purchased and maintained by KBS; or

                  (b) In respect to remuneration paid to Indemnified Party if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

                  (c) On account of any suit in which judgment is rendered against Indemnified Party for an accounting of profits made (i) for an improper personal profit without full and fair disclosure to KBS of all material conflicts of interest and not approved thereof by a majority of the disinterested members of the Board of Directors of KBS; or (ii) from the purchase or sale by Indemnified Party of securities of KBS pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law; or


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                  (d) On account of Indemnified Party's conduct which is finally
determined  to  have  been  knowingly  fraudulent,   deliberately  dishonest  or
willfully in violation of applicable law for which KBS suffered actual financial damages; or
                  (e) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         3. Continuation of Indemnity. All agreements and obligations of KBS contained herein shall continue during the period Indemnified Party is an officer or director of KBS or a subsidiary and thereafter so long as Indemnified Party shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnified Party was an officer or a director of KBS or any subsidiary.

         4. Notification and Defense of Claim. Within 30 days after receipt by Indemnified Party of notice of any claim or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Indemnified Party has a right to Indemnification hereunder, Indemnified Party will notify KBS of the commencement thereof. With respect to any such action, suit or proceeding as to which Indemnified Party notifies KBS of the commencement thereof:

                  (a) KBS will be entitled to participate therein at its own expense; and

                  (b) Except as otherwise provided below, to the extent that it may wish, KBS jointly with any other indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to Indemnified Party. After notice from KBS to Indemnified Party of its election to assume the defense thereof, KBS will not be liable to Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnified Party shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from KBS of its assumption of the defense thereof shall be at the expense of Indemnified Party, unless (i) the employment of counsel by Indemnified Party has been authorized by KBS, (ii) Indemnified Party shall have reasonably concluded that there may be a conflict of interest between KBS and Indemnified Party in the conduct of the defense of such action, (iii) KBS shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of KBS, or (iv) unless the Indemnified Party reasonably and in good faith asserts defenses and theories of defense not asserted by KBS. KBS shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf
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of KBS or as to which  Indemnified  Party  shall have  made the conclusion provided for in (ii) or (iv) above.

                  (c) Either party may settle any matter, without the consent of the other, but in such event, the indemnification provided for herein shall be of no force or effect with respect to such settlement. KBS shall not be liable to indemnify Indemnified Party under this Agreement for any amounts paid in settlement of any action or claim effected without the KBS's written consent. KBS shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnified Party without Indemnified Party's written consent. Neither KBS or Indemnified Party will unreasonably withhold their consent to any proposed settlement.

         5. Repayment of Expenses. Indemnified Party agrees that Indemnified Party will reimburse KBS for all reasonable expenses paid by KBS in defending any civil or criminal action, suit or proceeding against Indemnified Party in the event and only to the extent that Indemnified Party is finally determined that Indemnified Party is not entitled to be indemnified by KBS for such expenses under the KBS's charter or bylaws, this Agreement or under applicable law.

         6.       Enforcement.


                  (a) KBS expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on KBS hereby in order to induce Indemnified Party to serve as an officer and/or director of KBS or any subsidiary thereof, and acknowledges that Indemnified Party is relying upon this Agreement as part of the consideration for so acting.

                  (b) In the event Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, KBS shall reimburse Indemnified Party for all of Indemnified Party's reasonable attorneys' and other fees and expenses in bringing and pursing such action.

         7. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         8.       Governing Law; Binding Effect; Amendment and Termination.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oklahoma.


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                  (b) This Agreement shall be binding upon Indemnified Party and upon the KBS, its successors and assigns, and shall inure to the benefit of Indemnified Party, his heirs, personal representatives and assigns and to the benefit of the KBS, its successors and assigns.

                  (c) No amendment, modification, termination or change of this Agreement shall be effective unless it is signed by both parties hereto.

         9. Additional Rights. This Agreement is in addition to, and not in lieu of, any other right to indemnification under the KBS's corporate charter, bylaws, insurance contracts or otherwise at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                                     KBS TECHNOLOGIES, INC.


                                                     By: /s/ Kipp Slicker
                                                     Kipp Slicker, President


                                                     Indemnified Party:


                                                     /s/ Kipp Slicker

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